UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/16/2013

Mandalay Digital Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-10039

Delaware	22-2267658
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2811 Cahuenga Boulevard West

Los Angeles, CA 90068

(Address of principal executive offices, including zip code)

323-472-5461

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

15 Day Extension of Over-Allotment Option in Underwriting Agreement

On August 16, 2013, Mandalay Digital Group, Inc. (the "Company"), entered into an Underwriting Agreement (the "Underwriting Agreement") with Ladenburg Thalmann & Co. Inc. (the "Underwriter"), relating to the offer and sale (the “Offering”), which subsequently closed, of 4,838,710 shares of its common stock (the "Common Stock") at a public offering price of $2.48. Under the Underwriting Agreement, the Company initially granted the Underwriter a 30-day option to purchase up to an additional 725,806 shares of its Common Stock to cover over-allotments, if any. On September 16, 2013, the Company and Underwriter agreed to amend the over-allotment option in the Underwriting Agreement from a 30-day option to a 45-day option. Accordingly, the Underwriter will have an additional 15 days in which to exercise the over-allotment option, if at all. No other changes were made to the Underwriting Agreement.

The Offering was conducted pursuant to the Company's registration statement on Form S-3, as amended (File No. 333-189783), which became effective on August 5, 2013, and a related prospectus supplement filed in connection with the Offering.

The foregoing summary of the amendment to the Underwriting Agreement is qualified in its entirety by such documents incorporated herein as Exhibits 1.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

1.1        Amendment to Underwriting Agreement, dated as of September 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mandalay Digital Group, Inc.

Date: September 17, 2013	By:	/s/ Peter Adderton
Peter Adderton
Chief Executive Officer